Independent auditors' consent
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The board and shareholders
AXP Market Advantage Series, Inc.:
  AXP Blue Chip Advantage Fund
  AXP Mid Cap Index fund
  AXP S&P 500 Index Fund
  AXP Small Company Index Fund


We consent to the use of our reports incorporated herein by reference and to the references to our Firm under the headings "Financial Highlights" in Part A and "Independent Auditors" in Part B of the Registration Statement.



/s/ KPMG LLP
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    KPMG LLP
    Minneapolis, Minnesota
    March 27, 2003